Exhibit 99.1

FOR IMMEDIATE RELEASE

November 5, 2014

Contact:	Jill McMillan, Director of Communications and Investor Relations
Phone: (214) 721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM REPORTS THIRD QUARTER 2014 RESULTS

DALLAS, November 5, 2014 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE:ENLK) (the Partnership) and EnLink Midstream, LLC (NYSE:ENLC) (the General Partner), today reported results for the third quarter of 2014.

Third Quarter 2014 — EnLink Midstream Partners, LP Financial Results

The Partnership realized adjusted EBITDA of $111.3 million, distributable cash flow of $89.1 million and net income of $44.0 million for the third quarter of 2014. The Partnership’s third quarter of 2014 gross operating margin was $254.2 million and operating income was $90.1 million. Adjusted EBITDA, distributable cash flow and gross operating margin are explained in greater detail under “Non-GAAP Financial Information”, and reconciliations of these measures to their most directly comparable GAAP measures are included in the tables at the end of this news release.

“We experienced another quarter of solid performance,” said Barry E. Davis, EnLink Midstream President and Chief Executive Officer. “We completed construction of approximately $1 billion of organic growth projects, including the Cajun-Sibon expansion project in South Louisiana and a portion of the Bearkat expansion project in West Texas. In just the last 90 days, we’ve also announced projects that represent the next $1 billion in new capital touching on each of our four growth avenues. These new announcements include a drop down acquisition, an expansion project serving Devon Energy in the Permian basin, organic growth projects in South Louisiana and the Utica shale, and the acquisition of natural gas assets in the Louisiana Gulf Coast. We raised distributions for unitholders of both ENLK and ENLC, and we continue to execute on our goal to double the size of EnLink by 2017 and create significant value for our unitholders and customers.”

The Partnership’s operating and reporting segments are based principally upon geographic regions served and consist of the following: the Texas segment, which includes natural gas gathering, processing, transmission and fractionation operations located in north Texas and west Texas; the Louisiana segment, which includes pipelines, processing plants and NGL assets located in Louisiana; the Oklahoma segment, which includes natural gas gathering and processing operations located in Oklahoma; and the ORV segment, which includes rail, truck, pipeline and barge facilities to deliver crude and condensate and brine disposal wells in the Ohio River Valley.

Each business segment’s contribution to the Partnership’s third quarter 2014 gross operating margin is below:

•      The Texas segment contributed $149.4 million of gross operating margin.

•      The Louisiana segment contributed $43.9 million of gross operating margin.

•      The Oklahoma segment contributed $45.9 million of gross operating margin.

•      The ORV segment contributed $14.0 million of gross operating margin.

The Partnership’s third quarter 2014 operating expenses were $75.8 million; general and administrative expenses were $22.8 million; depreciation and amortization expense was $71.6 million; gain on litigation settlement was $6.1 million; interest expense was $12.7 million; and income from equity investment was $5.6 million.

Net income per limited partner common unit for the third quarter of 2014 was $0.18.

Third Quarter 2014 — EnLink Midstream, LLC Financial Results

The General Partner reported net income of $28.8 million. The General Partner’s cash available for distribution was $62.2 million, which resulted in a 1.65x coverage ratio on the declared distribution of $0.23 per General Partner unit for the quarter. Cash available for distribution is explained in greater detail under “Non-GAAP Financial Information”, and a reconciliation of this measure to its most directly comparable GAAP measure is included in the tables at the end of this news release.

EnLink Midstream to Hold Earnings Conference Call on November 5, 2014

EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) will hold a conference call to discuss third quarter 2014 financial results and newly announced growth initiatives on Wednesday, November 5, 2014, at 9:00 a.m. Central time (10:00 a.m. Eastern time). There will also be an accompanying presentation for the call that can be viewed on the Investors page of EnLink Midstream’s website at http://enlk.enlink.com/investor/.

The dial-in number for the call is 1-877-201-0168. Callers outside the United States should dial 1-647-788-4901. The conference identification passcode is 15588541 for all callers. Participants are advised to dial in to the call at least 10 minutes prior to the call time.

Interested parties also can access the live webcast and archived replay of the call on the Investors page of EnLink Midstream’s website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 8,800 miles of gathering and transportation pipelines, 13 processing plants with 3.4 billion cubic feet per day of net processing capacity, seven fractionators with 252,000 barrels per day of net fractionation capacity, as well as barge and rail terminals, product storage facilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Additional information about the EnLink companies can be found at www.EnLink.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that we refer to as adjusted EBITDA, distributable cash flow, gross operating margin and cash available for distribution. We define adjusted EBITDA as net income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation, (gain) loss on noncash derivatives, transaction costs, distribution of equity investment and non-controlling interest; and less income on equity investment. Distributable cash flow is defined as earnings before certain noncash charges and the gain on the sale of assets less maintenance capital expenditures. Gross operating margin is defined as revenue minus the cost of purchased gas, NGL, condensate and crude oil. We define cash available for distribution for the General Partner as distributions due to the General Partner from the Partnership and from the General Partner’s 50% interest in EnLink Midstream Holdings, LP (“Midstream Holdings”), less specific general and administrative costs as a separate public reporting entity, the interest costs associated with the General Partner’s debt and taxes attributable to earnings.

The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures and the adjusted EBITDA of Midstream Holdings.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives. Adjusted EBITDA of Midstream Holdings is defined as earnings plus depreciation, provisions for income taxes and distribution of equity investment less income on equity investment.

The Partnership and General Partner believe these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s and the General Partner’s cash flow after it has satisfied the capital and related requirements of its operations.

Gross operating margin, adjusted EBITDA, distributable cash flow and cash available for distribution as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s and the General Partner’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, objectives, project timing, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations and cash flows include, without limitation, (a) the dependence on Devon for a substantial portion of the natural gas that we gather, process and transport, (b) the risk that EnLink Midstream will not be integrated successfully or that such integration will take longer than anticipated, (c) the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe, (d) our lack of asset diversification, (e) our vulnerability to having a significant portion of our operations concentrated in the Barnett Shale, (f) the amount of hydrocarbons transported in our gathering and transmission lines and the level of our processing and fractionation operations, (g) fluctuations in oil, natural gas and NGL prices, (h) construction risks in our major development projects, (i) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (j) changes in the availability and cost of capital,

(k) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (l) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (m) a failure in our computer systems or a cyber-attack on our systems, and (n) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Neither EnLink Midstream Partners, LP nor EnLink Midstream, LLC assumes any obligation to update these forward-looking statements.

(Tables follow)

EnLink Midstream Partners, LP

Selected Financial Data

(All amounts in millions except per unit amounts)

Three Months Ended
September 30, 2014
(Unaudited)
Revenues:
Revenues	$644.1
Revenues - affiliates	206.3
Loss on derivative activity	1.0
Total revenues	851.4
Purchased gas, NGLs, condensate and crude oil	597.2
Gross operating margin	254.2
Operating costs and expenses:
Operating expenses	75.8
General and administrative	22.8
Depreciation and amortization	71.6
Gain on litigation settlement	(6.1)
Total operating costs and expenses	164.1
Operating income	90.1
Other income (expense):
Interest expense, net of interest income	(12.7)
Income from equity investment	5.6
Gain on extinguishment of debt	2.4
Other income	0.2
Total other income (expense)	(4.5)
Income from continuing operations before non-controlling interest and income taxes	85.6
Income tax benefit	0.1
Net income	85.7
Net income attributable to the non-controlling interest	41.7
Net income attributable to EnLink Midstream Partners, LP	$44.0
General partner interest in net income	$3.5
Limited partners’ interest in net income attributable to EnLink Midstream Partners, LP	$40.5
Net income attributable to EnLink Midstream Partners, LP per limited partners’ unit:
Basic per common unit	$0.18
Diluted per common unit	$0.18

EnLink Midstream Partners, LP

Selected Financial Data

(All amounts in millions)

As a supplement to the financial information included herein for the three months ended September 30, 2014, the Partnership is furnishing the following table, which segregates the results of operations of Midstream Holdings from the Partnership’s other operations.  The table below reflects the following for the three months ended September 30, 2014:

•                  the Partnership’s results of operations excluding the operations of Midstream Holdings;

•                  the results of operations of 100% of Midstream Holdings on a stand-alone basis;

•                  the elimination of the 50% of the net income of Midstream Holdings attributable to the non-controlling interest in Midstream Holdings held by the General Partner; and

•                  the Partnership’s results of operations on a consolidated basis.

	Three Months Ended September 30, 2014
	Partnership Excluding Midstream Holdings	Midstream Holdings	Eliminations	Partnership Consolidated
	(in millions)
Revenues:
Revenues	$644.1	$—	$—	$644.1
Revenues - affiliates	51.5	154.8	—	206.3
Loss on derivative activity	1.0	—	—	1.0
Total revenues	696.6	154.8	—	851.4
Operating costs and expenses:
Purchased gas, NGLs, condensate and crude oil	597.2	—	—	597.2
Operating expenses	43.0	32.8	—	75.8
General and administrative	14.0	8.8	—	22.8
Depreciation and amortization	37.2	34.4	—	71.6
Gain on litigation settlement	(6.1)	—	—	(6.1)
Total operating costs and expenses	685.3	76.0	—	761.3
Operating income (loss)	11.3	78.8	—	90.1
Other income (expense):
Interest expense, net of interest income	(12.7)	—	—	(12.7)
Income from equity investments	0.4	5.2	—	5.6
Gain on extinguishment of debt	2.4	—	—	2.4
Other expense	0.2	—	—	0.2
Total other income (expense)	(9.7)	5.2	—	(4.5)
Income from continuing operations before non-controlling interest and income taxes	1.6	84.0	—	85.6
Income tax (provision) benefit	0.8	(0.7)	—	0.1
Net income	2.4	83.3	—	85.7
Net income attributable to the non-controlling interest	—	—	41.7	41.7
Net income (loss) attributable to EnLink Midstream Partners, LP	$2.4	$83.3	$(41.7)	$44.0

EnLink Midstream Partners, LP

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow

(All amounts in millions except ratios and per unit amounts)

Three Months Ended
September 30, 2014
(Unaudited)
Net income	85.7
Interest expense, net	12.7
Depreciation and amortization	71.6
Income from equity investment	(5.6)
Distribution from equity investment	8.2
Unit-based compensation	5.7
Income taxes	(0.1)
Gain on extinguishment of debt	(2.4)
Payments under onerous performance obligation offset to other current and long-term liabilities	(4.5)
Other (1)	(0.8)
Adjusted EBITDA before non-controlling interest	$170.5
Non-controlling interest share of adjusted EBITDA	(59.2)
Adjusted EBITDA net to EnLink Midstream Partners, LP	$111.3
Interest expense	(12.7)
Litigation settlement adjustment	(4.7)
Cash taxes and other	0.8
Maintenance capital expenditures	(5.6)
Distributable cash flow	$89.1
Actual declared distribution (2)	$93.9
Distribution coverage (2)	0.95	x
Distributions declared per limited partner unit	$0.370

(1)         Includes financial derivatives marked-to-market, accretion expense associated with asset retirement obligations and transaction costs related to the merger.

(2)         Includes the issuance of approximately 1.0 million ENLK units to ENLC in October 2014 as consideration for the drop down of the E2 entities to ENLK.

EnLink Midstream Partners, LP

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

(All amounts in millions)

Three Months Ended
September 30, 2014
(Unaudited)
Net cash provided by operating activities	$160.7
Interest expense, net (1)	13.3
Unit-based compensation (2)	—
Current income tax (benefit)	(0.5)
Distributions from equity investment in excess of earnings	2.6
Other (3)	0.8
Changes in operating assets and liabilities which provided cash:
Accounts receivable, accrued revenues, inventories and other	(26.1)
Accounts payable, accrued purchases and other (4)	19.7
Adjusted EBITDA before non-controlling interest	170.5
Non-controlling interest share of adjusted EBITDA	(59.2)
Adjusted EBITDA, net to EnLink Midstream Partners, LP	$111.3

(1)         Net of amortization of debt issuance costs and discount and premium included in interest expense.

(2)         Represents Midstream Holdings’ pre-March 7, 2014 (“Predecessor”) stock-based compensation contributed through equity and reflected in net distributions to Predecessor in cash flows from financing activities in the Consolidated Statements of Cash Flows.

(3)         Includes transaction costs.

(4)         Net of payments under onerous performance obligation offset to other current and long-term liabilities.

EnLink Midstream Partners, LP

Operating Data

Three Months Ended
September 30, 2014
Midstream Volumes:
Texas
Gathering and Transportation (MMBtu/d)	2,975,600
Processing (MMBtu/d)	1,152,400
Louisiana
Gathering and Transportation (MMBtu/d)	500,200
Processing (MMBtu/d)	499,100
NGL Fractionation (Gals/d)	4,073,500
Oklahoma
Gathering and Transportation (MMBtu/d)	494,200
Processing (MMBtu/d)	447,300
ORV
Crude Oil Handling (Bbls/d)	15,200
Brine Disposal (Bbls/d)	5,000

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

Three Months Ended
September 30, 2014
(Unaudited)
Revenues:
Revenues	647.7
Revenues - affiliates	206.3
Loss on derivative activity	1.0
Total revenues	855.0
Purchased gas, NGLs, condensate and crude oil	597.2
Gross operating margin	257.8
Operating costs and expenses:
Operating expenses	76.7
General and administrative	24.5
Depreciation and amortization	73.4
Gain on litigation settlement	(6.1)
Total operating costs and expenses	168.5
Operating income	89.3
Other income (expense):
Interest expense, net of interest income	(13.6)
Income from equity investment	5.6
Gain on extinguishment of debt	2.4
Other expense	0.1
Total other income (expense)	(5.5)
Income from continuing operations before non-controlling interest and income taxes	83.8
Income tax provision	(17.3)
Net income	66.5
Net income attributable to the non-controlling interest	37.7
Net income attributable to EnLink Midstream, LLC	$28.8
Net income attributable to EnLink Midstream, LLC per unit:
Basic per common unit	$0.18
Diluted per common unit	$0.17

EnLink Midstream, LLC

Cash Available for Distribution

(All amounts in millions except ratios and per unit amounts)

	Three Months Ended
	September 30, 2014
	(Unaudited)
Distribution declared by ENLK associated with (1):
General partner interest	$0.6
Incentive distribution rights	6.3
ENLK common units owned	6.4
Total share of ENLK distributions declared	$13.3
Adjusted EBITDA of Midstream Holdings (2)	59.2
Total cash available	$72.5
Uses of cash:
General and administrative expenses	(0.9)
Current income taxes (3)	(5.9)
Interest expense	(0.7)
Maintenance capital expenditures (4)	(2.8)
Total cash used	$(10.3)
ENLC cash available for distribution	$62.2

Distribution declared per ENLC unit	$0.23
Cash distribution declared	$37.7
Distribution coverage	1.65	x

(1)         Represents distributions declared by ENLK and to be paid to ENLC on November 13, 2014.

(2)         Represents ENLC’s 50% interest in Midstream Holdings’ adjusted EBITDA , which is disbursed on a monthly basis to ENLC by Midstream Holdings.  Midstream Holdings’ adjusted EBITDA is defined as earnings plus depreciation, provision for income taxes and distributions from equity investment less income from equity investment.   ENLC’s share of Midstream Holdings’ adjusted EBITDA is comprised of its 50% share in Midstream Holdings’ net income of $41.7 million plus its 50% share in Midstream Holdings’ depreciation of $17.2 million, taxes of $0.3 million and distributions from equity investment of $2.6 million, less its 50% share of income from equity investment of $2.6 million.

(3)         Represents ENLC’s stand-alone current income tax estimate.  Based on updated forecasted taxable income estimates for 2014, ENLC’s taxable income is expected to exceed its federal net operating loss carryforward during 2014.

(4)         Represents ENLC’s interest in Midstream Holdings’ maintenance capital expenditures which is netted against the monthly disbursement of Midstream Holdings’ adjusted EBITDA per (2) above.

EnLink Midstream, LLC

Reconciliation of Net Income of ENLC to ENLC Cash Available for Distribution

(All amounts in millions)

Three Months Ended
September 30, 2014
(Unaudited)
Net income of ENLC	$66.5
Less: Net income attributable to ENLK	(44.0)
Net Income of ENLC excluding ENLK	$22.5
ENLC’s share of distributions from ENLK (1)	13.3
ENLC’s interest in Midstream Holdings’ depreciation (2)	17.2
ENLC’s interest in distributions from Midstream Holdings’ equity investment	2.6
ENLC’s interest in income from Midstream Holdings’ equity investment	(2.6)
ENLC’s interest in Midstream Holdings’ Taxes	0.3
ENLC deferred income tax expense (3)	11.8
Depreciation attributable to E2	1.8
Maintenance capital expenditures (4)	(2.8)
Other items (5)	(1.9)
ENLC cash available for distribution	$62.2

(1)         Represents distributions declared by ENLK and to be paid to ENLC on November 13, 2014.

(2)         Represents ENLC’s interest in Midstream Holdings’ depreciation, which is reflected as a non-cash deduction in the net income of ENLC excluding ENLK.

(3)         Represents ENLC’s stand-alone deferred taxes.

(4)         Represents ENLC’s interest in Midstream Holdings’ maintenance capital expenditures, which is netted against the monthly disbursement of Midstream Holdings’ adjusted EBITDA.

(5)         Represents E2’s adjusted EBITDA and other non-cash items not included in cash available for distributions.